UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2012
ASIA PACIFIC BOILER CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-176312	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 10 & 11, 26th Floor, Lippo Centre Tower 2, 89 Admiralty, Hong Kong
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		+852 3875 3362
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, Asia Pacific Boiler Corporation (the “Company”) John Gong Chin Ong resigned as Chief Executive Officer, President and Chief Financial Officer of the Company. Also on November 30, 2012 Mr. Ong was appointed as Chairman of the Company. Mr. Ong remains as the Company’s sole Director.  Mr. Ong’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

Concurrently, on November 22, 2012, the Company appointed Qin XiuShan as its President and also appointed Yang Chin Leong as its Chief Financial Officer, Secretary and Treasurer.

Qin XiuShan, age 42

Mr. Qin Xiushan is a native of Inner Mongolia, Han and is also a Senior Engineer. Mr. Qin graduated from the Renmin University of China in 1993, and earned his MBA in 1998. He has worked as senior management for numerous large enterprises, and has over 20 years of industrial investment and management experience.

Currently, Mr. Qin serves as the Chairman and Executive Director of the Inner Mongolia YuLong Pump Co., Ltd., Hohhot Deason Boiler Manufacturers Limited, and Shenzhen Financial Harbour Investment Guarantee Co., Ltd.

Mr. Qin Xiushan is an outstanding private entrepreneur in Inner Mongolia, China. His subordinates and the enterprises under his management, have won several awards from the Government and relevant organizations.

The Company has appointed Mr. Qin because of his extensive business experience and knowledge of the boiler industry in China, the local laws and the investing environment.

Yang (Simon) Chin Leong, age 59

Simon Yang graduated from University of Otago, New Zealand and was admitted into New Zealand Society of Accountants in 1981 as an Associate Chartered Accountant. Mr. Yang spent the first three years of his career in a professional accounting firm and thereafter was in the finance functions in commercial business sectors.

Mr. Yang worked with Barr Burgess & Stewart (affiliate firm of then Coopers & Lybrand) for three years after graduation in New Zealand and moved back to Singapore in 1980 where he worked for a short period with European Standards Electronics (now known as Thomson Multi Media) as an accountant and then joined the Member firm of SIMEX, Sin Huat Bullion Pte. Ltd. (a founding member firm of the predecessor to SIMEX;GES ,the Gold Exchange of Singapore) as its Administration and Finance Manager .

This was followed by being the Internal Audit/Manager as well as Director of Operations for subsidiary companies of Tuan Sing Limited and serving as company Director of the subsidiary companies in Malaysia.

Simon Yang then joined American multi-national telecommunication company AT&T Consumer Products as its Methods/Audit Manager initially and was later reassigned to the finance department as its Accounting Manager.

Mr. Yang left to join NatSteel Electronics as Finance and Administration Director and moved on to the investment holding company of NatSteel Limited, NatSteel Technology Limited, as its Chief Financial Officer. Subsequently he left to join WyWy Creative Lifestyle (a joint venture firm between Singapore Technology Group and WyWy Group) as its Chief Operating Officer running family lifestyle business.

After a very long professional career Simon left to pursue his own interests.

Mr. Yang was appointed for his knowledge of accounting rules and regulations, corporate governance, internal control and experience in financial management for a large corporation and public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PACIFIC BOILER CORPORATION
/s/ John Gong
John Gong
President and Director

Date:	December 3, 2012